Exhibit 99.1

General Moly, Inc. — NYSE MKT and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES COMPLETION OF PRELIMINARY FEIS

LAKEWOOD, COLORADO — September 5, 2012, General Moly, Inc. (the “Company”) (NYSE MKT and TSX: GMO), a U.S.-based molybdenum mineral development, exploration and mining company, announced that on Friday, August 31, the U.S. Bureau of Land Management (BLM) completed the Preliminary Final Environmental Impact Statement (PFEIS) for the Mt. Hope project, which was delivered to the cooperating agencies on Tuesday, September 4. Cooperating agencies, including the County of Eureka, the National Park Service, and the Nevada Division of Wildlife, as well as the U.S. Environmental Protection Agency (EPA) will have 15 business days to review the PFEIS.

“We continue to move forward in the Environmental Impact Statement (EIS) permitting process for our Mt Hope project and are pleased at the diligence, focus and progress the BLM continues to demonstrate,” said Bruce D. Hansen, Chief Executive Officer. “We anticipate the BLM to finalize the EIS shortly, and we continue to expect a receipt of our Record of Decision (RoD) as well as completion of the remaining major Nevada State permits by the end of 2012, and to commence construction shortly thereafter.”

After the Final EIS is completed, the document will be printed and a Notice of Availability (NOA) for the EIS will be published in the Federal Register. Upon NOA publication, there is a mandatory 30 day public review period after which a RoD and Plan Approval is anticipated to be issued. Issuance of a favorable RoD constitutes BLM approval, subject to environmental restrictions and mitigation to be described in the RoD, to construct and operate the Mt Hope Mine.

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General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT (formerly the NYSE AMEX) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:
Investors - Scott Kozak	(303) 928-8591	skozak@generalmoly.com
Media — Zach Spencer	(775) 748-6059	zspencer@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes.  The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled.  The bank financing and subordinated loans are subject to final negotiation and satisfaction of conditions precedent.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.